Exhibit 5.1
March 3, 2017

SeaSpine Holdings Corporation
Attn: Board of Directors
5770 Armada Drive
Carlsbad, California 92008

Re: Registration Statement on Form S-8
Ladies and Gentlemen:
I am the Vice President, General Counsel of SeaSpine Holdings Corporation (the “Company”).
Reference is made to the registration statement on Form S-8 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers 1,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), which may be issued from time to time pursuant to the SeaSpine Holdings Corporation 2016 Employment Inducement Incentive Award Plan (the “Plan”).
This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
In connection with this opinion, I have examined the Registration Statement, the Company’s charter documents, the proceedings taken by the Company with respect to the authorization and adoption of the Plan, and such other documents, records, certificates, memoranda and other instruments as I deem necessary as a basis for the opinion expressed below. With respect to the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies thereof. I have assumed that (a) shares of common stock currently reserved under the Plan will remain available for the issuance of the Shares, (b) neither the Company’s charter documents nor any of the proceedings relating to the Plan or any of the award agreements relating to the Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Shares, and (c) the Company will comply with all applicable notice requirements regarding uncertificated shares in the Delaware General Corporation Law (the “DCGL”). The opinion herein is limited to matters governed by the DGCL.
Subject to the foregoing, I am of the opinion that, as of the date hereof, the Shares have been duly authorized, and when and to the extent the Shares are issued, delivered and paid for in accordance with the terms of the Plan and the award agreements provided for under the Plan, the Shares will be validly issued, fully paid and nonassessable.
I hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Respectfully,

/s/ Patrick L. Keran

Patrick L. Keran